Exhibit 1.1

Hutchison China MediTech Limited

(an exempted company incorporated in the Cayman Islands)

9,886,792 American Depositary Shares

Representing

4,943,396 Ordinary Shares

(par value US$1.00 per share)

UNDERWRITING AGREEMENT

October 25, 2017

Deutsche Bank Securities Inc.

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

as Representatives of the several Underwriters

c/o                               Deutsche Bank Securities Inc.

60 Wall Street, 2nd Floor

New York, New York 10005

c/o                               Merrill Lynch, Pierce, Fenner & Smith

Incorporated

One Bryant Park
New York, New York 10036

Ladies and Gentlemen:

Hutchison China MediTech Limited, an exempted company incorporated in the Cayman Islands (the “Company”), confirms its agreement with Deutsche Bank Securities Inc. (“Deutsche Bank”), Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) and each of the other underwriters named in Schedule A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Merrill Lynch and Deutsche Bank are acting as representatives (in such capacity, the “Representatives”), with respect to (i) the sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of American Depositary Shares of the Company (“ADSs”), each representing one-half of one of the Company’s ordinary shares, par value US$1.00 per share (“Ordinary Shares”), as set forth in Schedules A and B hereto and (ii) the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 1,483,018 additional ADSs.  The aforesaid 9,886,792 ADSs as described in subsection (i) above (the “Initial Securities”) to be purchased by the Underwriters and all or any part of the 1,483,018 ADSs as described in subsection (ii) above subject to the option described in Section 2(b) hereof (the “Option Securities”) are herein called, collectively, the “Securities.” The Ordinary Shares represented by the Securities are hereinafter called the “Shares”.

The Ordinary Shares to be represented by ADSs will be deposited pursuant to a deposit agreement, dated as of March 16, 2016, by and among the Company, Deutsche Bank Trust Company Americas, as depositary (the “Depositary”), and holders and beneficial holders from time to time of the American Depositary Receipts (the “ADRs”) issued by the Depositary and evidencing the ADSs (the “2016 Deposit Agreement”), and a Deposit Agreement for Restricted Securities to be dated on or about October 30, 2017 between the Company and the Depositary (the “Restricted Issuance Agreement” and, together with the 2016 Deposit Agreement, the “Deposit Agreement”). Each ADS will initially represent the right to receive one-half of one Ordinary Share deposited pursuant to the Deposit Agreement.

The Company understands that the Underwriters propose to make a public offering of the Securities in accordance with the terms of this Agreement after this Agreement has been executed and delivered.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form F-3 (No. 333-217101), covering the public offering and sale of certain securities, including the Securities, under the Securities Act of 1933, as amended (the “1933 Act”), and the rules and regulations promulgated thereunder (the “1933 Act Regulations”), which automatic shelf registration statement became effective under Rule 462(e) under the 1933 Act Regulations. Such registration statement, as of any time, means such registration statement as amended by any post-effective amendments thereto to such time, including the exhibits and any schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 6 of Form F-3 under the 1933 Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B under the 1933 Act Regulations (“Rule 430B”), is referred to herein as the “Registration Statement”; provided, however, that the “Registration Statement” without reference to a time means such registration statement as amended by any post-effective amendments thereto as of the time of the first contract of sale for the Securities, which time shall be considered the “new effective date” of such registration statement with respect to the Securities within the meaning of paragraph (f)(2) of Rule 430B, including the exhibits and schedules thereto as of such time, the documents incorporated or deemed incorporated by reference therein at such time pursuant to Item 6 of Form F-3 under the 1933 Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B. The preliminary prospectus supplement dated October 24, 2017 relating to the Securities and the related base prospectus, dated April 3, 2017 and filed with the Commission as part of the Registration Statement on April 3, 2017 (the “Base Prospectus”), in the form first furnished or made available to the Underwriters for use in connection with the offering of the Securities, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 6 of Form F-3 under the 1933 Act, are hereinafter collectively referred to as a “preliminary prospectus.” Promptly after execution and delivery of this Agreement, the Company will prepare and file a final prospectus supplement relating to the Securities in accordance with the provisions of Rule 430B and Rule 424(b) under the 1933 Act Regulations. The final prospectus supplement, in the form first furnished or made available to the Underwriters for use in connection with the offering of the Securities, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 6 of Form F-3 under the 1933 Act, are hereinafter collectively referred to as the “Prospectus.”

The Company has also filed with the Commission a registration statement on Form F-6 (No. 333-209930) covering the registration of the ADSs under the 1933 Act (at any particular time, such registration statement, in the form then on file with the Commission, including all exhibits thereto, shall be referred to as the “ADS Registration Statement”). The Company has also filed a registration statement on Form 8-A (No. 001-37710) to register the Securities and the Shares in accordance with Section 12(b) of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “1934 Act”) (at any particular time, such registration statement, in the form then on file with the Commission, including all exhibits thereto, shall be referred to as the “1934 Act Registration Statement”).

For purposes of this Agreement, all references to the Registration Statement, the ADS Registration Statement, the 1934 Act Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (or any successor system) (“EDGAR”).

As used in this Agreement:

“Applicable Time” means 10:00 P.M., New York City time, on October 25, 2017 or such other time as agreed by the Company and the Representatives.

“General Disclosure Package” means any Issuer General Use Free Writing Prospectuses issued at or prior to the Applicable Time, the most recent preliminary prospectus (including any documents incorporated therein by reference) that is distributed to investors prior to the Applicable Time and the information included on Schedule C-1 hereto, all considered together.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), including without limitation any “free writing prospectus” (as defined in Rule 405 under the 1933 Act Regulations (“Rule 405”)) relating to the Securities that is (i) required to be filed with the Commission by the Company, (ii) a “road show for an offering that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a “bona fide electronic road show,” as defined in Rule 433 (the “Bona Fide Electronic Road Show”)), as evidenced by its being specified in Schedule C-2 hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

“Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the 1933 Act Regulations.

All references in this Agreement to financial statements and schedules and other information which are “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include all such financial statements and schedules and other information incorporated or deemed incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include the filing of any document under the 1934 Act and the rules and regulations promulgated thereunder, incorporated or deemed to be incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be.

SECTION 1.                            Representations and Warranties.

(a)                                 Representations and Warranties by the Company.  The Company represents and warrants to each Underwriter as of the date hereof, the Applicable Time, the Closing Time (as defined below) and any Date of Delivery (as defined below), and agrees with each Underwriter, as follows:

(i)                                                 Registration Statement and Prospectuses.  The Company meets the requirements for use of Form F-3 under the 1933 Act. The Registration Statement is an “automatic shelf registration statement” (as defined in Rule 405) and remains effective.  Each of the Registration Statement and the ADS Registration Statement has become effective under the 1933 Act.  No stop order suspending the effectiveness of the Registration Statement or the ADS Registration Statement has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus and any amendment or supplement thereto has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated.  The Company has complied with each request (if any) from the Commission for additional information. No post-effective amendments to the Registration Statement or the ADS Registration Statement have been filed.

Each of the Registration Statement and the ADS Registration Statement, at the time of its effectiveness, each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) under the 1933 Act Regulations, the Applicable Time, the Closing Time and any Date of Delivery, complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.  Each preliminary prospectus, the Prospectus and any amendment or supplement thereto, at the time each was filed with the Commission, and, in each case, at the Applicable Time, the Closing Time and any Date of Delivery complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the ADS Registration Statement, any preliminary prospectus and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission under the 1934 Act (the “1934 Act Regulations”).

The 1934 Act Registration Statement has become effective, as provided in Section 12 of the 1934 Act.

(ii)                                  Accurate Disclosure.  None of the Registration Statement, the ADS Registration Statement or any amendment thereto, at the time of its effectiveness, each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) under the 1933 Act Regulations, on the date hereof, at the Closing Time or at any Date of Delivery, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.  Each preliminary prospectus, at the time of filing thereof, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. At the Applicable Time, the Closing Time and any Date of Delivery, neither (A) the General Disclosure Package nor (B) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  Neither the Prospectus nor any amendment or supplement thereto, as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b), at the Closing Time or at any Date of Delivery, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the ADS Registration Statement, the General Disclosure Package and the Prospectus, at the time the Registration Statement or the ADS Registration Statement became effective or when such documents incorporated by reference were filed with the Commission, as the case may be, when read together with the other information in the Registration Statement, the ADS Registration Statement, the General Disclosure Package or the Prospectus, as the case may be, did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement (or any amendment thereto), the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Merrill Lynch or Deutsche Bank expressly for use therein.  For purposes of this Agreement, the only information so furnished shall be the information in the first sentence of the seventh paragraph under the heading “Underwriting” and the information under the heading “Underwriting—Price Stabilization, Short Positions” contained in the Prospectus (collectively, the “Underwriter Information”).

(iii)                                           Issuer Free Writing Prospectuses.  No Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein, and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.  The Company has made available a Bona Fide Electronic Road Show in compliance with Rule 433(d)(8)(ii) such that no filing of any “road show” (as defined in Rule 433(h)) is required in connection with the offering of the Securities. Neither the Company nor any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c) of the 1933 Act Regulations) has made an offer that is a written communication relating to the Securities prior to the initial filing of the Registration Statement

(iv)                                          Certain Contents in the Registration Statement. The statements in the Registration Statement, the General Disclosure Package and the Prospectus under the headings “Prospectus Supplement Summary”, “Our Company”, “Risk Factors”, “Use of Proceeds”, “Dividend Policy”, “Enforcement of Civil Liabilities”, “Description of the Securities—Ordinary Shares”, “Description of the Securities—Description of American Depositary Receipts”, “Plan of Distribution”, “Taxation” and “Underwriting”, insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings and present the information required to be shown. The statements set forth in the Company’s current report on Form 6-K furnished to the Commission on July 31, 2017 under the headings “Financial Review” and “Operations Review”, insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings and present the information required to be shown. The statements set forth in the Company’s Annual Report on Form 20-F for the financial year ended December 31, 2016 (the “Annual Report”) under the headings “Item 3. Key Information—D. Risk Factors”, “Item 4. Information on the Company—A. History and Development of the Company”, “Item 4. Information on the Company—B. Business Overview”, “Item 4. Information on the Company—B. Business Overview—Regulation”, “Item 5. Operating and Financial Review and Prospects”, “Item 6. Directors, Senior Management and Employees—B. Compensation”, “Item 6. Directors, Senior Management and Employees—C. Board Practices”, “Item 7. Major Shareholders and Related Party Transactions—B. Related Party Transactions” and “Item 10. Additional Information—E. Taxation”, insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings and present the information required to be shown.

(v)                                             Contracts or Documents.  There are no contracts or documents which are required under the 1933 Act and 1933 Act Regulations to be described in the Registration Statement, the General Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described and filed as required.

(vi)                                          Group Structure. The entities set forth on Schedule D-1 hereto (collectively referred to herein as the “Group Entities”) constitute all of the entities held or controlled by the Company, other than those subsidiaries which do not constitute a “significant subsidiary” as such term is defined in Rule 1-02(w) of Regulation S-X under the 1933 Act. Other than the Group Entities, the Company does not own or control, directly or indirectly, any significant subsidiary as such term is defined in Rule 1-02(w) of Regulation S-X under the 1933 Act.

(vii)                                       Well-Known Seasoned Issuer.  (A) At the original effectiveness of the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), and (C) as of the Applicable Time, the Company was and is a “well-known seasoned issuer” (as defined in Rule 405).

(viii)                                    [Reserved.]

(ix)                                          Company Not Ineligible Issuer.  At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Securities and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.

(x)                                 Independent Accountants.  The accountants who certified the financial statements and supporting schedules included in the Registration Statement, the General Disclosure Package and the Prospectus are, to the best knowledge of the Company after due inquiry, independent public accountants as required by the 1933 Act, the 1933 Act Regulations, the 1934 Act, the 1934 Act Regulations and the Public Company Accounting Oversight Board.

(xi)                                          [Reserved.]

(xii)                                       Company Financial Statements.  The consolidated financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly the consolidated financial position of the Company and its subsidiaries at the dates indicated and the consolidated statements of operations, comprehensive income, changes in shareholders’ equity and cash flows of the Company and its subsidiaries for the periods specified; said consolidated financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved.  The supporting schedules, if any, present fairly in accordance with GAAP the information required to be stated therein.  The selected financial data and the summary financial information of the Company and its subsidiaries included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited consolidated financial statements included therein.  Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus under the 1933 Act or the 1933 Act Regulations. All disclosures contained in the Registration Statement, the General Disclosure Package or the Prospectus, or incorporated by reference therein, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the 1934 Act and Item 10 of Regulation S-K of the 1933 Act, to the extent applicable. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(xiii)                                    Joint Venture Financial Statements. The consolidated financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly the consolidated financial positions of (a) Shanghai Hutchison Pharmaceuticals Limited and its subsidiaries at the dates indicated and the consolidated statements of income, comprehensive income, changes in equity and cash flows of Shanghai Hutchison Pharmaceuticals Limited and its subsidiaries for the periods specified, (b) Hutchison Whampoa Guangzhou Baiyunshan Chinese Medicine Company Limited and its subsidiaries at the dates indicated and the consolidated statements of income, comprehensive income, changes in equity and cash flows of Hutchison Whampoa Guangzhou Baiyunshan Chinese Medicine Company Limited and its subsidiaries for the periods specified and (c) Nutrition Science Partners Limited and its subsidiaries at the dates indicated and the consolidated statements of income, comprehensive income, changes in equity and cash flows of Nutrition Science Partners Limited and its subsidiaries for the periods specified; said consolidated financial statements of Shanghai Hutchison Pharmaceuticals Limited and its subsidiaries, Hutchison Whampoa Guangzhou Baiyunshan Chinese Medicine Company Limited and its subsidiaries and Nutrition Science Partners Limited and its subsidiaries have been prepared in conformity with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board applied on a consistent basis throughout the periods involved.  The supporting schedules, if any, present fairly in accordance with IFRS, as applicable, the information required to be stated therein.  The selected financial data and the summary financial information of such entities included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited consolidated financial statements included therein.

(xiv)                                   No Material Adverse Change.  Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus since the respective dates as of which information is given therein, (A) there has been no material adverse change in the business affairs, business prospects, operations, condition (financial or otherwise), shareholders’ equity or results of operations of the Company and the Group Entities considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of the Group Entities, other than those in the ordinary course of business, which are material with respect to the Company and the Group Entities considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its ordinary shares.

Since the date of the latest consolidated financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus, neither of the Company nor any of the Group Entities has: (D) entered into or assumed any contract, (E) incurred or agreed to incur any liability (including any contingent liability) or other obligation, (F) acquired or disposed of or agreed to acquire or dispose of any business or any other asset or (G) assumed or acquired or agreed to assume or acquire any liabilities (including contingent liabilities), that would, in any of clauses (D) through (G) above, be material to the Company and the Group Entities, taken as a whole, and that are not otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus.

(xv)                                      Good Standing of the Company.  The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the Cayman Islands and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(xvi)                                   Good Standing of Group Entities.  Each of the Group Entities has been duly organized and is validly existing in good standing (to the extent such concept is applicable) under the laws of the jurisdiction of its incorporation or organization, has corporate or similar power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect.  Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, all of the issued and outstanding ordinary shares of each of the Group Entities has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company (in such numbers as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus), directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.  None of the outstanding shares of ordinary shares of any Group Entity were issued in violation of the preemptive or similar rights of any securityholder of such Group Entity. The only subsidiaries of the Company are (A) the subsidiaries listed in Exhibit 21.1 to the Company’s registration statement on Form F-1 filed with the Commission on October 16, 2015 and (B) certain other subsidiaries which do not constitute a “significant subsidiary” as defined in Rule 1-02(w) of Regulation S-X under the 1933 Act.

(xvii)                                Capitalization.  The issued and outstanding share capital of the Company are as set forth in the Registration Statement, the General Disclosure Package and the Prospectus in the column entitled “Actual” under the caption “Capitalization” (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Registration Statement, the General Disclosure Package and the Prospectus or pursuant to the exercise of convertible securities, rights or options referred to in the Registration Statement, the General Disclosure Package and the Prospectus).  The outstanding shares of ordinary shares of the Company have been duly authorized and validly issued and are fully paid and non-assessable.  None of the outstanding shares of ordinary shares of the Company were issued in violation of the preemptive or other similar rights of any securityholder of the Company.

The holders of outstanding Ordinary Shares as described in the Registration Statement, the General Disclosure Package and the Prospectus are not entitled to preemptive or other rights to acquire the Shares or the ADSs; there are no outstanding securities convertible into or exchangeable for, or warrants, rights or options to purchase from the Company, or obligations of the Company to issue, Ordinary Shares or any other class of share capital of the Company except as set forth in the Registration Statement, the General Disclosure Package or the Prospectus under the captions “Description of the Securities—Description of Ordinary Shares” and in the Annual Report under the captions “Item 6. Directors, Senior Management and Employees—B. Compensation” and “Item 7. Major Shareholders and Related Party Transactions—B. Related Party Transactions”; the Shares, when issued and delivered against payment therefor, may be freely deposited by the Company with the Depositary against issuance of ADRs evidencing ADSs; the ADSs, when issued and delivered against payment therefor, will be freely transferable by the Company to or for the account of the several Underwriters and (to the extent described in the Registration Statement, the General Disclosure Package and the Prospectus) the initial purchasers thereof; and there are no restrictions on subsequent transfers of the Shares or the ADSs under the laws of the Cayman Islands, the United Kingdom, the PRC or the United States, except with respect to restricted ADSs issued pursuant to the Restricted Issuance Agreement and as otherwise described in the Registration Statement, the General Disclosure Package and the Prospectus under the captions “Description of the Securities—Description of Ordinary Shares” and “Description of the Securities—Description of American Depositary Receipts”; except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are no outstanding securities convertible into or exchangeable for, or warrants, rights or options to purchase from any of the Group Entities, or obligation of any of the Group Entities to issue, equity shares or any other class of share capital of any of the Group Entities.

(xviii)                             Material Contracts.  Neither the Company nor any of the Group Entities has sent or received any notice regarding termination of, or intent not to renew (to the extent that such contracts and agreements are of the kind that is typically renewable), any of the material contracts or agreements specifically referred to, described in or incorporated by reference as an exhibit to the Registration Statement, the General Disclosure Package and the Prospectus, or filed as an exhibit to the Registration Statement, and no such termination or non-renewal has been, to the Company’s knowledge, threatened by the Company or any of the Group Entities or any other party to any such contract or agreement.

(xix)                                   Merger or Consolidations.  Neither the Company nor any of the Group Entities has entered into any memorandum of understanding, letter of intent, definitive agreement or any similar agreements with respect to a merger or consolidation or a material acquisition or disposition of assets, technologies, business units or businesses.

(xx)                                      Authorization of Agreement.  This Agreement has been duly authorized, executed and delivered by the Company.

(xxi)                                   Authorization of the Deposit Agreement.  The 2016 Deposit Agreement has been duly authorized by the Company and constitutes a valid and legally binding agreement of the Company, enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. The Restricted Issuance Agreement has been duly authorized by the Company, and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company, enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. Upon issuance by the Depositary of ADRs evidencing ADSs and the deposit of Shares in respect thereof in accordance with the provisions of the Deposit Agreement, such ADRs will be duly and validly issued and the persons in whose names the ADRs are registered will be entitled to the rights specified therein and in the Deposit Agreement; and the Deposit Agreement and the ADRs conform in all material respects to the descriptions thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(xxii)                                Authorization and Description of Securities.  The Securities to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non-assessable; and the issuance of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Company, except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus.  The Shares conform to all statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus and such descriptions conform to the rights set forth in the instruments defining the same.  No holder of Securities will be subject to personal liability by reason of being such a holder.

(xxiii)                             Registration Rights.  There are no persons with registration rights or other similar rights to have any securities registered for sale pursuant to the Registration Statement or otherwise registered for sale by the Company under the 1933 Act, except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus.

(xxiv)                            Absence of Violations, Defaults and Conflicts.  Neither the Company nor any of the Group Entities is (A) in violation of its charter, by-laws or similar organizational document, (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of the Group Entities is a party or by which it or any of them may be bound or to which any of the properties or assets of the Company or any Group Entity is subject (collectively, “Agreements and Instruments”), except for such defaults that would not, singly or in the aggregate, result in a Material Adverse Effect, or (C) in violation of any law, statute, rule, regulation, judgment, order, writ or decree (“Laws”) of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Company or any of the Group Entities or any of their respective properties, assets or operations (each, a “Governmental Entity”), including, without limitation, the AIM Rules for Companies issued by the London Stock Exchange plc (the “LSE”) from time to time (the “AIM Rules”), the UK Financial Services and Markets Act 2000, as amended (the “FSMA”), the UK Financial Services Act 2012 (the “FSA 2012”), all applicable rules and requirements of the LSE and the United Kingdom Financial Conduct Authority (the “FCA”), except in the case of (B) and (C) above, for such violations that would not, singly or in the aggregate, result in a Material Adverse Effect.  The execution, delivery and performance of this Agreement and the Restricted Issuance Agreement and the performance of the 2016 Deposit Agreement and the consummation of the transactions contemplated herein and therein and in the Registration Statement, the General Disclosure Package and the Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described therein under the caption “Use of Proceeds”) and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or any Group Entity pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not, singly or in the aggregate, result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter, by-laws or similar organizational document of the Company or any of the Group Entities or any Laws of any Governmental Entity.  As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of the Group Entities.

(xxv)                               No Approval Required. No Governmental License (as defined below) is required for the issue and sale of the Shares or the ADSs, for the deposit of the Shares being deposited with the Depositary against issuance of ADRs evidencing the ADSs to be delivered or the consummation by the Company of the transactions contemplated by this Agreement and the Deposit Agreement, except (A) the listing of the Securities on the Nasdaq Global Select Market (the “Nasdaq”) and the listing of the Shares on the AIM; (B) such Governmental Licenses as may be required under state securities or Blue Sky laws or any laws of jurisdictions outside the Cayman Islands, Hong Kong, the PRC and the United States in connection with the purchase and distribution of the Shares and ADSs by or for the respective accounts of the several Underwriters; and (C) such as have been already obtained or as may be required under the 1933 Act, the 1933 Act Regulations, the rules, state securities laws or the rules of Financial Industry Regulatory Authority, Inc. (“FINRA”).

(xxvi)                            Listing of the ADSs. The ADSs are listed on the Nasdaq.

(xxvii)                         Dividends and Other Distributions. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, all dividends and other distributions declared and payable on the Shares or the share capital of any of the Group Entities may be paid under the current laws and regulations of the Cayman Islands, Hong Kong, the PRC and any political subdivision thereof and all such dividends and other distributions will not be subject to withholding or other taxes under the current laws and regulations of the Cayman Islands, Hong Kong or the PRC or any political subdivision thereof and are currently otherwise free and clear of any other tax, withholding or deduction in the Cayman Islands, Hong Kong and the PRC or any political subdivision thereof and without the necessity of obtaining any consents, approvals, authorizations, orders, registrations, clearances or qualifications of or with any court or Governmental Entity having jurisdiction over the Company or any Group Entities or any of their respective properties in the Cayman Islands, Hong Kong and the PRC or any political subdivision thereof.

(xxviii)                      No Underwriter Tax Liabilities.  No stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters to the government of the Cayman Islands, the PRC or any political subdivision or taxing authority thereof or therein, in connection with: (A) the deposit with the Depositary of the Shares by the Company against the issuance of ADRs evidencing the Securities, (B) the sale and delivery by the Company of the Shares and the Securities to or for the respective accounts of the several Underwriters, (C) the sale and delivery by the Underwriters of the Shares and the Securities to the initial purchasers thereof in the manner contemplated by this Agreement, or (D) other than nominal stamp duty if this Agreement or any other documents to be furnished hereunder is executed in or brought into the Cayman Islands, this Agreement or any other documents to be furnished hereunder. This Section 1(a)(xxviii) shall not apply to taxes on net income of an Underwriter imposed as a result of the Underwriter’s connection with the taxing jurisdiction other than a connection arising solely as a result of the transaction contemplated in this Agreement.

(xxix)                            Absence of Labor Dispute.  No labor dispute with the employees of the Company or any of the Group Entities exists or, to the knowledge of the Company, is imminent, and, to the knowledge of the Company, the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any Group Entity’s principal suppliers, manufacturers, customers or contractors, which, in either case, would result in a Material Adverse Effect.

(xxx)                               Absence of Proceedings.  Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any Governmental Entity now pending or, to the knowledge of the Company, threatened, against or affecting the Company or any of the Group Entities, which would reasonably be expected to result in a Material Adverse Effect, or which might materially and adversely affect their respective properties or assets or the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder; and the aggregate of all pending legal or governmental proceedings to which the Company or any Group Entities is a party or of which any of their respective properties or assets is the subject which are not described in the Registration Statement, the General Disclosure Package and the Prospectus, including ordinary routine litigation incidental to the business, would not reasonably be expected to result in a Material Adverse Effect.

(xxxi)                            Related Party Transactions.  (A) Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there is no material indebtedness (actual or contingent) and no material contract or arrangement is outstanding between the Company or any of the Group Entities on the one hand and any director or executive officer of the Company or any of the Group Entities or the affiliates (to the Company’s best knowledge after due inquiry) or members of the immediate families of such director or executive officer (including his/her spouse, children, any company or undertaking in which he/she holds a controlling interest) on the other hand; (B) there are no material relationships or transactions between the Company or any of the Group Entities on the one hand and their respective affiliates (to the Company’s best knowledge after due inquiry), executive officers, directors or 10% or greater shareholders on the other hand which, although required to be disclosed, in accordance with the 1933 Act and 1933 Act Regulations, are not disclosed in the Registration Statement, the General Disclosure Package and the Prospectus; and (C) none of the Company or any of the Group Entities is engaged in any material transactions with its directors, executive officers, 10% or greater shareholders, or any other affiliate (to the Company’s best knowledge after due inquiry), including any person who formerly was a director, executive officer and/or 10% or more shareholder, on terms that are not available from unrelated third parties on an arm’s length basis.

(xxxii)                         Possession of Licenses and Permits.  The Company and the Group Entities possess such permits, authorizations, permissions, clearances, certificates, qualifications, registrations, declarations, filings, licenses, franchises, concessions, orders, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental Entities necessary to conduct the business now operated by them as described in the Registration Statement, the General Disclosure Package and the Prospectus, and have made all necessary declarations and filings with the appropriate Governmental Entities, except where the failure so to possess, declare or file would not, singly or in the aggregate, result in a Material Adverse Effect.  Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company and the Group Entities are in compliance with the terms and conditions of all Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect.  All of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect.  Neither the Company nor any of the Group Entities has received any notice of proceedings relating to the revocation or modification of any Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(xxxiii)                      Title to Property.  The Company and the Group Entities have good and marketable title to all real property owned by them and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (A) are described in the Registration Statement, the General Disclosure Package and the Prospectus or (B) would not, singly or in the aggregate, result in a Material Adverse Effect; and except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, all of the leases and subleases material to the business of the Company and the Group Entities, considered as one enterprise, and under which the Company or any of the Group Entities holds properties described in the Registration Statement, the General Disclosure Package or the Prospectus, are in full force and effect, and neither the Company nor any such Group Entity has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any Group Entity under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such Group Entity to the continued possession of the leased or subleased premises under any such lease or sublease, except for claims that would not, or where the failure of such leases or subleases to be in full force and effect would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xxxiv)                     Possession of Intellectual Property.  In each case, except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, (A) each of the Company and the Group Entities owns, possesses, licenses or has other rights to use or can acquire on reasonable terms the patents and patent applications, copyrights, trademarks, service marks, trade names, Internet domain names, technology, know-how (including trade secrets and other unpatented and/or unpatentable proprietary rights) and other intellectual property necessary or used in any material respect to conduct its business in the manner in which it is being conducted and in the manner in which it is contemplated as set forth in the Registration Statement, the General Disclosure Package and the Prospectus (collectively, the “Intellectual Property”); (B) none of the Intellectual Property is unenforceable or invalid; (C) to the Company’s knowledge, the business of the Company and the Group Entities does not infringe, violate or conflict with (and neither the Company nor any of the Group Entities knows of any basis for alleging infringement, violation or conflict with) the rights of others with respect to the Intellectual Property, and neither the Company nor any of the Group Entities has received any notice alleging the same, that would reasonably be expected to have a Material Adverse Effect on the Company and the Group Entities, taken as a whole; (D) there are no pending or, to the best of the Company’s knowledge, threatened actions, suits, proceedings or claims by others that allege the Company or any of the Group Entities is infringing any patent, trade secret, trademark, service mark, copyright or other intellectual property or proprietary right (and neither the Company nor any of the Group Entities knows of any basis for any such claims) that would reasonably be expected to have a Material Adverse Effect on the Company and the Group Entities, taken as a whole; (E) neither the Company nor any of the Group Entities is in breach of, and the Company and the Group Entities have complied in all respects with all terms of, any license or other agreement relating to the Intellectual Property, except such breach or non-compliance that would not reasonably be expected to have a Material Adverse Effect on the Company or the Group Entities, taken as a whole; (F) except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, neither the Company nor any of the Group Entities is subject to any contractual non-competition or other similar restrictions or arrangements relating to the Company’s or such Group Entity’s intellectual property anywhere in the world; (G) each of the Company and the Group Entities has taken all necessary and appropriate steps to protect and preserve the confidentiality of applicable Intellectual Property (“Confidential Information”); and (H) (a) all use or disclosure of Confidential Information owned by the Company or the Group Entities by or to a third party has been pursuant to a written agreement between the Company, the Group Entities and such third party, and (b) all use or disclosure of Confidential Information not owned by the Company or the Group Entities has been pursuant to the terms of a written agreement between the Company, the Group Entities, and the owner of such Confidential Information, or is otherwise lawful, except that in either case the failure to do so would not reasonably be expected to have a Material Adverse Effect.

(xxxv)                        Environmental Laws.  Except as described in the Registration Statement, the General Disclosure Package and the Prospectus or would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect (A) none of the Company or any of the Group Entities is in violation of any applicable federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and the Group Entities have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the Company’s knowledge, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating to any Environmental Law against the Company or any of the Group Entities and (D) there are no events or circumstances that, to the Company’s knowledge, would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or Governmental Entity, against or affecting the Company or any of the Group Entities relating to Hazardous Materials or any Environmental Laws.

(xxxvi)                     Accounting Controls.  The Company and each of the Group Entities maintain a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of the Company’s consolidated financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (E) the interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

The Company and each of the entities set forth on Schedule D-2 hereto (collectively referred to herein as the “Consolidated Group Entities”) maintain effective “internal control over financial reporting” (as defined under Rule 13a-15 and 15d-15 under the 1934 Act Regulations) and an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15 and Rule 15d-15 under the 1934 Act Regulations) that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

(xxxvii)                  Operating and Financial Review and Prospects.  The section entitled “Item 5. Operating and Financial Review and Prospects—A. Operating Results” (the “OFR”) in the Annual Report fairly and accurately in all material respects describes: (A) accounting policies which the Company believes are the most important in the portrayal of the Company’s financial condition and results of operations and which require management’s most difficult, subjective or complex judgments (“Critical Accounting Policies”); (B) judgments and uncertainties affecting the application of Critical Accounting Policies; and (C) the likelihood that materially different amounts would be reported under different conditions or using different assumptions; and the Company’s board of directors and management have reviewed and agreed with the selection, application and disclosure of Critical Accounting Policies and have consulted with its legal counsel and independent public accountants with regard to such disclosure.

The OFR fairly and accurately in all material respects describes: (A) all material trends, demands, commitments, events, uncertainties and risks, and the potential effects thereof, that the Company believes would materially affect liquidity, financial condition or results of operations of the Company, and are reasonably likely to occur; and (B) all off-balance sheet transactions, arrangements, and obligations that are reasonably likely to have a material effect on the liquidity of the Company or the Group Entities, or the availability thereof or the requirements of the Company or the Group Entities for capital resources.

(xxxviii)               Compliance with the Sarbanes-Oxley Act.  There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the provisions thereof.

(xxxix)                     Payment of Taxes.  The Company and the Group Entities have paid all material taxes required to be paid through the date hereof, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided, and all returns, reports or filings which ought to have been made by or in respect of the Company and the Group Entities for taxation purposes as required by the law of the jurisdictions where the Company and the Group Entities are incorporated, managed or engage in business have been made and all such returns are correct and on a proper basis in all material respects, except where failure to make or correctly and properly file any such return, report or filing would not reasonably be expected to have a Material Adverse Effect on the Company and the Group Entities, taken as a whole; to the knowledge of the Company, no such returns, reports or filings are the subject of any dispute with the relevant revenue or other appropriate authorities except as may be being contested in good faith and by appropriate proceedings and as to which adequate reserves have been provided; the provisions included in the audited consolidated financial statements as set out in the Registration Statement, the General Disclosure Package and the Prospectus included appropriate provisions required under GAAP for all taxation in respect of accounting periods ended on or before the accounting reference date to which such audited accounts relate for which the Company was then or might reasonably be expected thereafter to become liable; and to the knowledge of the Company, neither the Company nor any of the Group Entities has received notice of any material tax deficiency with respect to the Company or any of the Group Entities.

(xl)                                          Insurance.  The Company and the Group Entities carry or are entitled to the benefits of insurance, to an extent which is prudent in accordance with customary industry practice to protect the Company and the Group Entities and their respective businesses, and all such insurance is in full force and effect.  The Company has no reason to believe that it or any of the Group Entities will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect.  Neither of the Company nor any of the Group Entities has been denied any insurance coverage which it has sought or for which it has applied.

(xli)                                       Investment Company Act.  The Company is not required, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus will not be required, to register as an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”).

(xlii)                                    PFIC.  Based on current information and the current plans and expectations of the Company regarding the value and nature of its assets and the source and nature of its income, the Company believes that it should not be a Passive Foreign Investment Company (“PFIC”) within the meaning of Section 1297(a) of the United States Internal Revenue Code of 1986, as amended, for its taxable year ending December 31, 2016 and does not expect to be a PFIC in the foreseeable future.

(xliii)                                 FPI.  The Company is a “foreign private issuer” within the meaning of Rule 405 under the 1933 Act.

(xliv)                                FINRA.  Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are no affiliations or associations between any member of FINRA and the Company; there are no affiliations or associations between (A) any member of FINRA and (B) any of the Company’s executive officers, directors or, to the Company’s knowledge, 5% or greater security holders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date the Registration Statement was initially filed with the Commission.

(xlv)                                   No Share Offerings.  Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company has not sold, issued or distributed any Shares during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A, Regulation D or Regulation S promulgated under the 1933 Act, other than Shares issued pursuant to employee benefit plans, qualified share option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(xlvi)                                Absence of Manipulation.  Neither the Company nor any affiliate of the Company has taken, nor will the Company or any affiliate take, directly or indirectly, any action which is designed, or would be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or to result in a violation of Regulation M under the 1934 Act.

(xlvii)                             No Finder’s Fee. Except under this Agreement and for any payments to the Depositary and its custodian, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the issuance and sale of the Shares and the Securities.

(xlviii)                          Foreign Corrupt Practices Act.  None of the Company, any of the Group Entities or, to the knowledge of the Company, any of the corporations, partnerships, joint ventures, associations or other entities that are subsidiaries of the Company within the meaning of Rule 1-02(x) of Regulation S-X under the 1933 Act  (collectively, the “Subsidiaries”) other than the Group Entities (collectively, the “Non-Group Entities”) or, to the knowledge of the Company, any director, officer, agent, employee or other representative of the Company or any of the Subsidiaries acting on behalf of the Company or any of the Subsidiaries, is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the OECD Convention on Bribery of Foreign Public Official in International Business Transactions (“OECD Convention”), the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), or any similar law or regulation to which the Company, any of the Subsidiaries, any director, officer, agent, employee or other representative of the Company or any of the Subsidiaries is subject, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) in contravention of the FCPA and the Company, the Group Entities and, to the best of the knowledge of the Company, the Non-Group Entities and the affiliates of the Company, the Group Entities and the Non-Group Entities have conducted their businesses in compliance with the FCPA and any applicable similar law or regulation and have instituted and maintain policies and procedures designed to promote and achieve compliance with such anti-bribery and anti-corruption laws.

(xlix)                                Money Laundering Laws.  The operations of the Company, the Group Entities and, to the knowledge of the Company, each of the Non-Group Entities, are and have been conducted at all times in compliance with the money laundering statutes of all jurisdictions in which they operate, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity involving the Company, any of the Group Entities or, to the knowledge of the Company, any of the Non-Group Entities  with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(l)                                                 OFAC.  None of the Company, any of the Group Entities, or to the knowledge of the Company, any director, officer, employee, affiliate or representative of the Company or any of the Group Entities is an individual or entity currently the target of any sanctions administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”), or other relevant sanctions imposed by any other governmental body to which the Company or any of the Group Entities is subject (collectively, “Sanctions”), as a result of which entry into this Agreement or the performance of any transactions contemplated herein (including, without limitation, the use of any part of the proceeds of the offering of the Shares) would cause the Company or any of the Group Entities to violate any Sanctions applicable to it, nor is the Company or any of the Group Entities located, organized or resident in a country or territory that is the subject of Sanctions (each a “Sanctioned Country”).

(li)                                              Lending Relationship.  Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of any Underwriter and (ii) does not intend to use any of the proceeds from the sale of the Securities to repay any outstanding debt owed to any affiliate of any Underwriter.

(lii)                                           Statistical and Market-Related Data.  Any statistical and market-related data included in the Registration Statement, the General Disclosure Package or the Prospectus are based on or derived from sources that the Company believes, after reasonable inquiry, to be reliable and accurate and, to the extent required, the Company has obtained the written consent to the use of such data from such sources.

(b)                                 Officer’s Certificates.  Any certificate duly signed by any authorized officer of the Company or any of the Group Entities and delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

SECTION 2.                            Sale and Delivery to Underwriters; Closing.

(a)                                 Initial Securities.  On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price per ADS set forth in Schedule A, that proportion of the number of Initial Securities set forth in Schedule B opposite the name of the Company, which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, bears to the total number of Initial Securities, subject, in each case, to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional ADSs.

(b)                                 Option Securities.  In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional 1,483,018 ADSs, as set forth in Schedule B, at the price per ADS set forth in Schedule A, less an amount per ADS equal to any dividends or distributions declared by the Company and payable on Shares represented by the Initial Securities but not payable on the Shares represented by the Option Securities.  The option hereby granted may be exercised for 30 days after the date hereof and may be exercised in whole or in part at any time from time to time upon notice by the Representatives to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities.  Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Representatives, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time.  If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities, subject, in each case, to such adjustments as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional ADSs.

(c)                                  Payment.  Payment of the purchase price for, and delivery of the Initial Securities shall be made through the facilities of the DTC, or as otherwise agreed upon by the Representatives and the Company, at 9:00 A.M. (New York City time) on the second (third, if the pricing occurs after 4:30 P.M. (New York City time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called “Closing Time”).

In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of such Option Securities through the facilities of the DTC, shall be made on each Date of Delivery as specified in the notice from the Representatives to the Company.

Payment shall be made to the Company by wire transfer of immediately available funds to the bank account(s) designated by the Company against delivery to the Representatives for the respective accounts of the Underwriters of the Securities to be purchased by them.  Each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase.  The Representatives, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

SECTION 3.                            Covenants of the Company.  The Company covenants with each Underwriter as follows:

(a)                                 Compliance with Securities Regulations and Commission Requests.  The Company, subject to Section 3(b), will comply with the requirements of Rule 430B, and will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective or any amendment or supplement to the Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus, including any document incorporated by reference therein, or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities.  The Company will effect all filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus.  The Company will make every reasonable effort to prevent the issuance of any stop order, prevention or suspension and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment. The Company shall pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1)(i) under the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the 1933 Act Regulations (including, if applicable, by updating the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b)).

(b)                                 Continued Compliance with Securities Laws.  The Company will comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Registration Statement, the General Disclosure Package and the Prospectus.  If at any time when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172 of the 1933 Act Regulations (“Rule 172”), would be) required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the General Disclosure Package or the Prospectus in order that the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or (iii) amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus, as the case may be, in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly (A) give the Representatives notice of such event, (B) prepare any amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the General Disclosure Package or the Prospectus comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Representatives with copies of any such amendment or supplement and (C) file with the Commission any such amendment or supplement; provided that the Company shall not file or use any such amendment or supplement to which the Representatives or counsel for the Underwriters shall reasonably object.  The Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.  The Company has given the Representatives notice of any filings made pursuant to the 1934 Act or the 1934 Act Regulations within 48 hours prior to the Applicable Time; the Company will give the Representatives notice of its intention to make any such filing from the Applicable Time to the Closing Time and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object.

(c)                                  Delivery of Registration Statements.  The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, electronic copies of the Registration Statement as originally filed and each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and copies of all signed consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed electronic copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) for each of the Underwriters.  The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d)                                 Delivery of Prospectuses.  The Company has delivered to each Underwriter, without charge, electronic copies of each preliminary prospectus, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, electronic copies of the Prospectus (as amended or supplemented). The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e)                                  Blue Sky Qualifications.  The Company will use its reasonable efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate and to maintain such qualifications in effect so long as required to complete the distribution of the Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(f)                                   Rule 158.  The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(g)                                  Use of Proceeds.  The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Registration Statement, the General Disclosure Package and the Prospectus under “Use of Proceeds.”

(h)                                 [Reserved.]

(i)                                     Restriction on Sale of Securities.  During a period of 90 days from the date of the Prospectus, the Company will not, without the prior written consent of the Representatives, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any ADSs or Ordinary Shares or any securities convertible into or exercisable or exchangeable for ADSs or Ordinary Shares or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the ADSs or the Ordinary Shares, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of ADSs or Ordinary Shares or such other securities, in cash or otherwise.  The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) any ADSs or Ordinary Shares issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Registration Statement, the General Disclosure Package and the Prospectus, (C) any ADSs or Ordinary Shares issued or rights or options to purchase ADSs or Ordinary Shares  granted pursuant to existing employee benefit plans or long term incentive plans of the Company referred to in the Registration Statement, the General Disclosure Package and the Prospectus, (D) any ADSs or Ordinary Shares issued pursuant to any non-employee director stock plan or dividend reinvestment plan referred to in the Registration Statement, the General Disclosure Package and the Prospectus, or (E) any registration statement on Form S-8.

(j)                                    Reporting Requirements.  The Company, during the period when a Prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and 1934 Act Regulations.

(k)                                 Issuer Free Writing Prospectuses.  The Company agrees that, unless it obtains the prior written consent of the Representatives, it will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the Representatives will be deemed to have consented to the Issuer Free Writing Prospectuses listed on Schedule C-2 hereto and any “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) that has been reviewed by the Representatives.  The Company represents that it has treated or agrees that it will treat each such free writing prospectus consented to, or deemed consented to, by the Representatives as an “issuer free writing prospectus,” as defined in Rule 433, and that it has complied and will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping.  If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(l)                                     [Reserved.]

(m)                             [Reserved.]

(n)                                 [Reserved.]

(o)                                 Copies of Reports and Communications. During a period of three years from the effective date of the Registration Statement, the Company agrees to furnish to the Representatives and, upon request, to each of the other Underwriters a copy of its annual report to shareholders.

(p)                                 Deposit of Shares.  The Company agrees, prior to the Closing Time, to deposit Shares with the Depositary in accordance with the provisions of the Deposit Agreement and otherwise to comply with the Deposit Agreement so that ADRs evidencing ADSs will be issued by the Depositary against receipt of such Shares and delivered to the Underwriters at the Closing Time or any Date of Delivery, as applicable;

(q)                                 Permitted Application.  The Company agrees to, upon request of any Underwriter, furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the ADSs (the “Permitted Application”); provided, however, that the Permitted Application shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred;

(r)                                    Indemnification. The Company agrees to indemnify and hold each of the Underwriters harmless against any documentary, stamp or similar issuance or transfer taxes, duties or fees and any transaction levies, commissions or brokerage charges, including any interest and penalties, which are or may be required to be paid in connection with the creation, allotment, issuance, offer and distribution of the Shares and ADSs to be sold by the Company and the execution and delivery of this Agreement and the Deposit Agreement;

(s)                                   Press Release. Except as required by applicable Laws, including the AIM Rules, the Company agrees to, prior to the Closing Time, issue no press release or other communication directly or indirectly and hold no press conferences with respect to the Company or any of the Group Entities, the financial condition, results of operations, business, properties, assets, or liabilities of the Company or any of the Group Entities, or the offering of the ADSs, without the Underwriters’ prior consent;

(t)                                    No Other Prospectus.  The Company agrees not to, at any time prior to the Closing Time, directly or indirectly, offer or sell any Shares or ADSs by means of any “prospectus” (within the meaning of the 1933 Act), or use any “prospectus” (within the meaning of the 1933 Act) in connection with the offer or sale of the Shares or ADSs, in each case other than the Prospectus; and

(u)                                 No Withholding. All amounts payable by the Company under this Agreement and in respect of the ADRs or the underlying Shares shall be made free and clear of and without withholding or deduction for or on account of any taxes imposed, assessed or levied by the PRC, Cayman Islands or any authority thereof or therein. In the event that any such withholding or deduction is required by law, the Company shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made.

(v)                           Application For Admission to Trading of Shares.  Promptly after the Closing Time, the Company shall make a valid application to the London Stock Exchange for the Shares to be admitted to trading on AIM, which application has not been rejected and the Shares have been allotted, subject only to official notice of issuance.

SECTION 4.                            Payment of Expenses.

(a)                                 Expenses.  The Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of copies of each preliminary prospectus, each Issuer Free Writing Prospectus and the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters and the initial sale of the Securities by the Underwriters as contemplated by this Agreement, (iv) the fees and disbursements of the Company’s counsels, accountants and other advisors (including of Underwriters’ counsels (including, without limitation, in connection with the review by FINRA of the terms of the sale of the Securities) up to an aggregate amount of $225,000), (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(e) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the fees and expenses of any transfer agent or registrar for the Securities, (vii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities (including any cost and expenses incurred by the Underwriters up to an amount of $120,000), including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants and the cost of aircraft and other transportation chartered in connection with the road show, (viii) the filing fees incident to the review by FINRA of the terms of the sale of the Securities, (ix) the fees and expenses incurred in connection with the listing of the Securities on the Nasdaq and the listing of the Shares on the AIM and (x) the costs and expenses (including, without limitation, any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Securities made by the Underwriters caused by a breach of the representation contained in the third sentence of Section 1(a)(ii).

(b)                                 Termination of Agreement.  If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5, Section 9(a)(i) or (iii) or Section 11 hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

SECTION 5.                            Conditions of Underwriters’ Obligations.  The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company contained herein or in certificates of any officer of the Company or any of the Group Entities delivered pursuant to the provisions hereof as of the Closing Time or the Date of Delivery, to the performance by the Company of its covenants and other obligations hereunder as of or before the Closing Time or such Date of Delivery, as applicable, and to the following further conditions:

(a)                                 Effectiveness of Registration Statement.  The Registration Statement has become effective and, at the Closing Time, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated; and the Company has complied with each request (if any) from the Commission for additional information. A final prospectus containing information (if any) deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430B shall have been filed with the Commission in the manner and within the time frame required by Rule 424(b) without reliance on Rule 424(b)(8) or a post-effective amendment providing such information shall have been filed with, and declared effective by, the Commission in accordance with the requirements of Rule 430B. The Company shall have paid the required Commission filing fees relating to the Securities within the time frame required by Rule 456(b)(1)(i) under the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the 1933 Act Regulations and, if applicable, shall have updated the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b).

(b)                                 Opinion of U.S. Counsel for Company.  At the Closing Time, the Representatives shall have received the opinion, dated the Closing Time, of Gibson Dunn & Crutcher LLP, U.S. counsel for the Company, in form and substance reasonably satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters, substantially to the effect set forth in Exhibit A hereto.

(c)                                  Opinion of PRC Counsel for Company. At the Closing Time, the Representatives shall have received the opinion, dated the Closing Time, of King & Wood Mallesons, PRC counsel for the Company, in form and substance reasonably satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters.

(d)                                 Opinion of Cayman Islands Counsel for Company. At the Closing Time, the Representatives shall have received the opinion, dated the Closing Time, of Conyers Dill & Pearman, Cayman Islands counsel for the Company, in form and substance reasonably satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters, substantially to the effect set forth in Exhibit B hereto.

(e)                                  Opinion of IP Counsels. At the Closing Time, the Representatives shall have received the opinions, dated the Closing Time, of Global Patent Group, special intellectual property counsels for the Company and Zhongzi Law Office, special intellectual property counsels for the Underwriters, in form and substance reasonably satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters, substantially to the effect set forth in Exhibits C-1 and C-2 hereto.

(f)                                   Opinion of Counsel for the Depositary.  At the Closing Time, the Representatives shall have received the opinion, dated the Closing Time, of White & Case LLP, counsel for the Depositary, in form and substance reasonably satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters.

(g)                                  Opinion of U.S. Counsel for Underwriters.  At the Closing Time, the Representatives shall have received the opinion, dated the Closing Time, of Shearman & Sterling LLP, U.S. counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters.  In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal securities laws of the United States, upon the opinions of counsel satisfactory to the Representatives.  Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers and other representatives of the Company and the Group Entities and certificates of public officials.

(h)                                 Opinion of PRC Counsel for Underwriters.  At the Closing Time, the Representatives shall have received the opinion in form and substance satisfactory to the Underwriters, dated the Closing Time, of Jun He LLP, PRC counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters.

(i)                                     Officers’ Certificate.  At the Closing Time, the Representatives shall have received a certificate of the Chief Executive Officer of the Company and of the chief financial or chief accounting officer of the Company, dated as of the Closing Time, to the effect that:

(i)                                     the representations and warranties of the Company in this Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Time;

(ii)                                  the Company has complied with all of its obligations hereunder to be performed or satisfied at or prior to the Closing Time; and

(iii)                               no stop order suspending the effectiveness of the Registration Statement under the 1933 Act has been issued, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to their knowledge, contemplated by the Commission.

(j)                                    [Reserved.]

(k)                                 Accountant’s Comfort Letter.  At the time of the execution of this Agreement, the Representatives shall have received from PricewaterhouseCoopers and PricewaterhouseCoopers Zhong Tian LLP letters, dated such date, in form and substance reasonably satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(l)                                     Bring-down Comfort Letter.  At the Closing Time, the Representatives shall have received from PricewaterhouseCoopers and PricewaterhouseCoopers Zhong Tian LLP letters, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letters furnished pursuant to subsection (k) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

(m)                       Approval of Listing.  At the Closing Time, the Securities shall have been approved for listing on the Nasdaq.

(n)                           No Objection.  FINRA has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements relating to the offering of the Securities.

(o)                                 No Objected Filing.  No Registration Statement, General Disclosure Package or Prospectus shall have been filed to which the Representatives shall have objected in writing.

(p)                                 Deposit of Shares.  The Depositary shall have furnished or caused to be furnished to the Representatives at the Closing Time certificates reasonably satisfactory to the Representatives evidencing the deposit with it of the Shares being so deposited against issuance of ADRs evidencing the ADSs to be delivered by the Company at the Closing Time, and the execution, countersignature (if applicable), issuance and delivery of ADRs evidencing such ADSs pursuant to the Deposit Agreement.

(q)                                 Effective Deposit Agreement.  The Deposit Agreement shall be in full force and effect.

(r)                              Lock-up Agreements.  At the date of this Agreement, the Representatives shall have received an agreement substantially in the form of Exhibit D hereto signed by the persons listed on Schedule E hereto.

(s)                                   Conditions to Purchase of Option Securities.  In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representatives shall have received:

(i)                                     Officers’ Certificate.  A certificate, dated such Date of Delivery, of the Chief Executive Officer of the Company and of the chief financial or chief accounting officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(i) hereof remains true and correct as of such Date of Delivery.

(ii)                                  [Reserved.]

(iii)                               Opinion of Counsel for Company.  If requested by the Representatives, the opinion of Gibson Dunn & Crutcher LLP, U.S. counsel for the Company, together with the opinions of King & Wood Mallesons, PRC counsel for the Company, Conyers Dill & Pearman, Cayman Islands counsel for the Company, and Global Patent Group, special intellectual property counsel for the Company, each in form and substance reasonably satisfactory to the Representatives, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Sections 5(b), (c), (d) and (e) hereof.

(iv)                              Opinion of Counsel for Depositary.  If requested by the Representatives, the opinion of White & Case LLP, counsel for the Depositary, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(f) hereof.

(v)                                 Opinion of Counsel for Underwriters.  If requested by the Representatives, the opinion of Shearman & Sterling LLP, U.S. counsel for the Underwriters, together with the opinion of Jun He LLP, PRC counsel for the Underwriters and Zhongzi Law Office, special intellectual property counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(g), (h) and (e) hereof.

(vi)                              Bring-down Comfort Letter.  If requested by the Representatives, letters from PricewaterhouseCoopers and PricewaterhouseCoopers Zhong Tian LLP, in form and substance reasonably satisfactory to the Representatives and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representatives pursuant to Section 5(l) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than three business days prior to such Date of Delivery.

(t)                                    Additional Documents.  At the Closing Time and at each Date of Delivery (if any) counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained.

(u)                                 Termination of Agreement.  If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Representatives by notice to the Company at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7, 8, 15, 16 and 17 shall survive any such termination and remain in full force and effect.

SECTION 6.                            Indemnification.

(a)                                 Indemnification of Underwriters by Company.  The Company agrees to indemnify and hold harmless each Underwriter, its affiliates (as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”)), its selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i)                                     against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included (A) in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto), or (B) in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Securities (“Marketing Materials”), including any roadshow or investor presentations made to investors by the Company (whether in person or electronically), or the omission or alleged omission in any preliminary prospectus, Issuer Free Writing Prospectus, the General Disclosure Package, the Prospectus or in any Marketing Materials of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)                                  against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company;

(iii)                               against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representatives), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above; provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(b)                                 Indemnification of Company, Directors and Officers.  Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), any preliminary prospectus, including any information deemed to be a part thereof pursuant to Rule 430B, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(c)                                  Actions against Parties; Notification.  Each indemnified party shall give written notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement.  In the case of parties indemnified pursuant to Sections 6(a) and 6(b) above, counsel to the indemnified parties shall be selected by the Representatives, and, in the case of parties indemnified pursuant to Section 6(c) above, counsel to the indemnified parties shall be selected by the Company.  An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party.  In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.  No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)                                 Settlement without Consent if Failure to Reimburse.  If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 7.                            Contribution.  If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company, on the one hand, and the total underwriting discount received by the Underwriters, on the other hand, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on the cover of the Prospectus.

The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7.  The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the underwriting commissions received by such Underwriter in connection with the Shares underwritten by it and distributed to the public.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter’s Affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company.  The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint.

SECTION 8.                            Representations, Warranties and Agreements to Survive.  Subject to Section 9, all representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers or directors, or any person controlling the Company and (ii) delivery of and payment for the Securities. A successor to any Underwriter, its directors or officers or any person controlling any Underwriter, or to the Company, its directors or officers, or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in Sections 6 and 7.

SECTION 9.                            Termination of Agreement.

(a)                                 Termination.  The Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time (i) if there has been, in the judgment of the Representatives, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and the Group Entities considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in the United States, the United Kingdom, the PRC, Hong Kong, the Cayman Islands or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the completion of the offering or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission, Nasdaq or AIM, or (iv) if trading generally on the NYSE Amex or the New York Stock Exchange or on Nasdaq or AIM has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, FINRA or any other governmental authority, or (v) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, the United Kingdom, Hong Kong, the PRC, or the Cayman Islands or with respect to the Clearstream or Euroclear systems in Europe, or (vi) if a banking moratorium has been declared in New York, the United States, London, Hong Kong, the PRC, or the Cayman Islands.

(b)                                 Liabilities.  If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7, 8, 15, 16 and 17 shall survive such termination and remain in full force and effect.

SECTION 10.                     Default by One or More of the Underwriters.  If one or more of the Underwriters shall fail at the Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

(i)                                     if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(ii)                                  if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase, and the Company to sell, the Option Securities to be purchased and sold on such Date of Delivery may, after reasonable consultation with the Company, terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Securities, as the case may be, either the (i) Representatives or (ii) the Company shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the General Disclosure Package or the Prospectus or in any other documents or arrangements.  As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

SECTION 11.                     Default by the Company.  If the Company shall fail at the Closing Time or a Date of Delivery, as the case may be, to sell the number of Securities that it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of any nondefaulting party; provided, however, that the provisions of Sections 1, 4, 6, 7, 8, 15, 16 and 17 shall remain in full force and effect.  No action taken pursuant to this Section shall relieve the Company from liability, if any, in respect of such default.

SECTION 12.                     Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication.  Notices to the Underwriters shall be directed to (x) Deutsche Bank Securities Inc., 60 Wall Street, 2nd Floor, New York, New York 10005, Attention: Equity Capital Markets — Syndicate Desk, with a copy to Deutsche Bank Securities Inc., 60 Wall Street, 36th Floor, New York, New York 10005, Attention: General Counsel (fax: (212) 797-4561) and (y) Merrill Lynch at One Bryant Park, New York, New York 10036, attention of Syndicate Department (facsimile: (646) 855-3073), with a copy to ECM Legal (facsimile: (212) 230-8730); and notices to the Company shall be directed to it at 22/F, Hutchison House, 10 Harcourt Road, Hong Kong, attention of Non-executive Director and Company Secretary (facsimile: +852-2128-1778).

SECTION 13.                     No Advisory or Fiduciary Relationship.  The Company acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the initial public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering of the Securities and the process leading thereto, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company or any of the Group Entities, or their respective shareholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering of the Securities or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or any of the Group Entities on other matters) and no Underwriter has any obligation to the Company with respect to the offering of the Securities except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering of the Securities and the Company has consulted its own respective legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

SECTION 14.                     Parties.  This Agreement shall inure to the benefit of and be binding upon the each of the Underwriters and the Company and their respective successors.  Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained.  This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation.  No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 15.                     Trial by Jury.  The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its shareholders and affiliates) and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 16.                     GOVERNING LAW.  THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF, THE STATE OF NEW YORK.

SECTION 17.                     Consent to Jurisdiction; Waiver of Immunity. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) shall be instituted in (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding.  Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court.  The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.  The Company irrevocably appoints Law Debenture Corporate Services Inc. currently located at 4th Floor, 400 Madison Avenue, New York, New York 10017 as its agent to receive service of process or other legal summons for purposes of any such suit, action or proceeding that may be instituted in any state or federal court in the City and County of New York. With respect to any Related Proceeding, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts, and with respect to any Related Judgment, each party waives any such immunity in the Specified Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.

SECTION 18.                     TIME. TIME SHALL BE OF THE ESSENCE IN THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 19.                     Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

SECTION 20.                     Effect of Headings.  The Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 21.                     Judgment Currency. The obligation of the Company pursuant to this Agreement in respect of any sum due to any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day, following receipt by such Underwriter of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Underwriter may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to such Underwriter hereunder, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter hereunder, such Underwriter agrees to pay to the Company an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter hereunder.

SECTION 22.                     Actions by the Representations. The Representatives will act for the several Underwriters in connection with the transactions contemplated by this Agreement, and any actions under this Agreement taken by the Representatives will be binding upon all the Underwriters.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters and the Company in accordance with its terms.

Very truly yours,

HUTCHISON CHINA MEDITECH LIMITED

By
Title:

CONFIRMED AND ACCEPTED,
as of the date first above written:

DEUTSCHE BANK SECURITIES INC.
MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

By: DEUTSCHE BANK SECURITIES INC.

By
Authorized Signatory

By
Authorized Signatory

By: MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

By
Authorized Signatory

For themselves and as Representatives of the other Underwriters named in Schedule A hereto.

SCHEDULE A

The public offering price per ADS for the Securities shall be US$26.50.

The purchase price per ADS to be paid by the several Underwriters for (a) the Securities being sold to investors other than Hutchison Healthcare Holdings Limited (“HHHL”), a British Virgin Islands company, shall be US$24.91, being an amount equal to the public offering price set forth above less US$1.59 per ADS, and (b) the Securities being sold to HHHL shall be the public offering price, in each case subject to adjustment in accordance with Section 2(b) for dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities.

	Initial Securities
	(a)	(b)
Name of Underwriter	Number of Initial Securities being sold to investors other than HHHL	Number of Initial Securities being sold to HHHL
Deutsche Bank Securities Inc.	1,058,530	2,401,847
Merrill Lynch, Pierce, Fenner & Smith Incorporated	1,058,530	2,401,847
Stifel, Nicolaus & Company, Incorporated	302,437	686,242
Canaccord Genuity Inc.	302,437	686,242
Panmure Gordon (UK) Limited	181,462	411,745
CLSA Limited	120,976	274,497

Total	3,024,372	6,862,420

Sch A-1

SCHEDULE B

	Number of Initial Securities to be Sold	Maximum Number of Option Securities to Be Sold
Hutchison China MediTech Limited	9,886,792	1,483,018
Total	9,886,792	1,483,018

Sch B - 1

SCHEDULE C-1

Pricing Terms

1.                                      The Company is selling 9,886,792 ADSs.

2.                                      The Company has granted an option to the Underwriters, severally and not jointly, to purchase up to an additional 1,483,018 ADSs.

3.                                      The public offering price per ADS shall be US$26.50.

SCHEDULE C-2

Free Writing Prospectuses

None.

Sch C - 1

SCHEDULE D-1

Group Entities

Hutchison MediPharma Limited

Hutchison Whampoa Sinopharm Pharmaceuticals (Shanghai) Company Limited

Hutchison Hain Organic (Hong Kong) Limited

Hutchison Hain Organic (Guangzhou) Limited

Hutchison Healthcare Limited

Hutchison Consumer Products Limited

Nutrition Science Partners Limited

Shanghai Hutchison Pharmaceuticals Limited

Hutchison Whampoa Guangzhou Baiyunshan Chinese Medicine Company Limited

SCHEDULE D-2

Consolidated Group Entities

Hutchison MediPharma Limited

Hutchison Whampoa Sinopharm Pharmaceuticals (Shanghai) Company Limited

Hutchison Hain Organic (Hong Kong) Limited

Hutchison Hain Organic (Guangzhou) Limited

Hutchison Healthcare Limited

Hutchison Consumer Products Limited

Sch D - 1

SCHEDULE E

List of Persons and Entities Subject to Lock-up

Hutchison Healthcare Holdings Limited

Mitsui & Co., Ltd.

Simon To

Christian Hogg

Johnny Cheng

Weiguo Su

Ye Hua

May Wang

Zhenping Wu

Mark Lee

Edith Shih

Dan Eldar

Paul Carter

Karen Ferrante

Graeme Jack

Tony Mok

Sch E - 1

Exhibit A

FORM OF OPINION OF COMPANY’S U.S. COUNSEL
TO BE DELIVERED PURSUANT TO SECTION 5(b)

A-1

Exhibit B

FORM OF OPINION OF COUNSEL FOR COMPANY’S CAYMAN ISLANDS COUNSEL TO BE DELIVERED PURSUANT TO SECTION 5(d)

B-1

Exhibit C-1

FORM OF OPINION OF COUNSEL FOR COMPANY’S INTELLECTUAL PROPERTY COUNSEL TO BE DELIVERED PURSUANT TO SECTION 5(e)

C-1-1

Exhibit C-2

FORM OF OPINION OF COUNSEL FOR UNDERWRITERS’ INTELLECTUAL PROPERTY COUNSEL TO BE DELIVERED PURSUANT TO SECTION 5(e)

C-2-1

Exhibit D

, 2017

Deutsche Bank Securities Inc.

Merrill Lynch, Pierce, Fenner & Smith

                      Incorporated

as Representatives of the several
Underwriters to be named in the
within-mentioned Underwriting Agreement

c/o Deutsche Bank Securities Inc.

60 Wall Street, 2nd Floor

New York, New York 10005

c/o Merrill Lynch, Pierce, Fenner & Smith

                           Incorporated

One Bryant Park
New York, New York 10036

Re:          Proposed Public Offering by Hutchison China MediTech Limited

Dear Sirs:

The undersigned understands that Deutsche Bank Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Representatives of the several Underwriters to be named in the Underwriting Agreement, propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Hutchison China MediTech Limited, an exempted company incorporated in the Cayman Islands (the “Company”), providing for the public offering (the “Public Offering”) of American Depositary Shares (“ADSs” or “Securities”) of the Company, representing the Company’s ordinary shares, par value US$1.00 per share (the “Ordinary Shares”).  Terms used but not defined herein shall have the meaning assigned to them in the Underwriting Agreement.

In recognition of the benefit that such an offering will confer upon the undersigned, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Underwriting Agreement that, during the period beginning on the date hereof and ending on the date that is 90 days from the date of the Underwriting Agreement (the “Lock-up Period”), the undersigned will not, without the prior written consent of the Representatives, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the purchase of, or otherwise dispose of or transfer any shares of the Company’s ADSs or Ordinary Shares or any securities convertible into or exchangeable or exercisable for ADSs or Ordinary Shares, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (collectively, the “Lock-Up Securities”), or exercise any right with respect to the registration of any of the Lock-up Securities, or file or cause to be filed any registration statement in connection therewith, under the Securities Act of 1933, as amended, or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of ADSs or Ordinary Shares or other securities, in cash or otherwise.

Notwithstanding anything else in this agreement (the “Lock-Up Agreement”), the Lock-Up Period will terminate and the undersigned will be released from its obligations hereunder on the earlier of (1) the date that the Company advises the Representatives, in writing, prior to the execution of the Underwriting Agreement, that it has determined not to proceed with the Public Offering, (2) termination of the Underwriting Agreement before the closing of the Public Offering, or (3) November 15, 2017, if the Public Offering has not been consummated by that date.

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer the Lock-Up Securities without the prior written consent of the Representatives, provided that (1) the Representatives receive a signed lock-up agreement for the balance of the lockup period from each donee, trustee, distributee, or transferee, as the case may be, (2) any such transfer shall not involve a disposition for value, (3) such transfers are not required to be reported with the Securities and Exchange Commission on Form 4 in accordance with Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and (4) the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfers:

(i)                                     as a bona fide gift or gifts or through will or intestacy;

(ii)                                  to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this lock-up agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin);

(iii)                               in connection with the transactions contemplated by the Underwriting Agreement based on the mutual agreement by and among the undersigned, the Company and the Underwriters;

(iv)                              as a distribution to limited partners or stockholders of the undersigned; or

(v)                                 to the undersigned’s affiliates or to any investment fund or other entity controlled or managed by the undersigned.

Furthermore, the undersigned may sell ADSs or Ordinary Shares of the Company purchased by the undersigned on the open market during the Lock-up Period if and only if (i) such sales are not required to be reported in any public filing under the Exchange Act with the Securities and Exchange Commission, or in any other public announcement, and (ii) the undersigned does not otherwise voluntarily effect any public filing under the Exchange Act with the Securities and Exchange Commission, or make any other public announcement, regarding such sales.

In addition, the exercise of any of the undersigned’s rights to acquire ADSs or Ordinary Shares upon the exercise or vesting, as the case may be, of options that were granted under the 2005 Chi-Med Option Scheme and the 2015 Chi-Med Option Scheme and contingent rights granted under the Company’s Long Term Incentive Scheme (the foregoing, collectively, the “Incentive Plans”) and outstanding as of the date of the Prospectus will not be subject to the restrictions set forth in this Lock-Up Agreement (it being understood that any subsequent sale, transfer or disposition of any ADSs or Ordinary Shares issued upon exercise of such options or vesting of such contingent rights under the Incentive Plans shall be subject to the restrictions set forth in this Lock-Up Agreement). Furthermore, ADSs or Ordinary Shares sold or tendered to the Company by the undersigned or withheld by the Company for tax withholding purposes in connection with the vesting or exercise of equity awards that are subject to a taxable event upon vesting or exercise will not be subject to this Lock-Up Agreement.

Notwithstanding anything herein to the contrary, the undersigned may establish a Rule 10b5-1 plan, provided, however, that such plan does not provide for the transfer of Lock-Up Securities during the Lock-Up Period, and provided further that no filing under Section 16 of the Exchange Act or any other public announcement shall be required or voluntarily made during the Lock-Up Period in connection with the establishment of such plan.

The undersigned agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Lock-Up Securities except in compliance with the foregoing restrictions.

Very truly yours,

Signature:

Print Name: